EXHIBIT 5.1

OPINION OF CONYERS DILL & PEARMAN

18 November, 2005
Foster Wheeler Ltd.
Perryville Corporate Park
Clinton
New Jersey 08809-4000
USA

Dear Sirs

Foster Wheeler Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-8 filed with the Securities and Exchange Commission (the "Commission") on or about 18 November 2005 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the "Securities Act") of 17,417 common shares of the Company, par value US$0.01 per share (the "Common Shares"), issued on October 24, 2005 to Peter J. Ganz.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed a secretarial certified copy of the memorandum of association and the bye-laws of the Company, certified copies of resolutions adopted at a meeting of the members of the Company held on 29 November 2004 and of resolutions adopted at a meeting of the board of directors of the Company held on 24 August, 2005 and (together such members and board resolutions, the "Minutes") and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (e) that, upon the issue of any Common Shares, the Company received consideration for the full issue price thereof equal to at least the par value thereof, (f) that on the date of issue of the Common Shares, the Company's Common Shares were listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.
Based solely upon a written confirmation of information contained in the branch register of members of the Company as of 17 November 2005 provided by Mellon Investor Services LLC, the branch registrar of the Company, the Common Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ CONYERS DILL & PEARMAN

CONYERS DILL & PEARMAN